                                                                  EXHIBIT 10.24


THE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE (THE "SECURITIES LAWS"). THE SHARES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THOSE AGENCIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SHARES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THAT TRANSACTION IS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS, AND THE HOLDER HAS PROVIDED THE COMPANY WITH A LEGAL OPINION ACCEPTABLE TO THE COMPANY TO THAT EFFECT.


                           STRATEGIC INVESTMENT AGREEMENT

       This STRATEGIC INVESTMENT AGREEMENT ("AGREEMENT") is made as of
December 7, 1999, by and between GLOBAL MEDIA CORP., a Nevada corporation ("COMPANY"), and STANDARD RADIO INC., a corporation continued under the laws of the Province of Ontario, Canada ("STANDARD").

                                      RECITALS

       The Company and Standard desire to enter into a strategic relationship pursuant to which (a) Standard will enter into co-marketing and sale arrangements for the establishment in respect of certain radio stations owned by Standard of private label e-commerce and broadcasting capabilities on such Standard stations' web sites and (b) the Company will sell to Standard, and Standard will purchase from the Company, shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), pursuant to the terms and conditions of this Agreement (the "INVESTMENT"). The Investment is being made in reliance on exemptions from registration and applicable state securities laws under the United States Securities Act of 1933, as amended (the "SECURITIES ACT") and the securities laws of the Providence of Ontario, Canada. The shares subject to this Agreement have not been registered under the Securities Act, or under the state securities laws of any state of the United States (collectively, the "Securities Laws".

       B. In connection with the strategic relationship, the Company has agreed to provide Standard with board representation and certain employees of Standard will enter into consulting arrangements with the Company to provide strategic advice on product development intitiatives of the Company and market the Global Media Network to other radio stations.

                                     AGREEMENT

       In consideration of the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties agree as follows:

                                     ARTICLE 1
                             PURCHASE AND SALE OF STOCK

       1.1 PURCHASE OF COMMON STOCK. On the terms and subject to the conditions contained in this Agreement, the Company shall sell and deliver to Standard, and Standard shall purchase from the Company, 338,983 shares of Common Stock (the "SHARES").

       1.2 PURCHASE PRICE. Standard shall pay to the Company a per share purchase price of U.S. $5.90, for a total purchase price of U.S. $2,000,000 for the Shares (the "PURCHASE PRICE"). Standard shall pay the Purchase Price to the Company by wire transfer in United States dollars at Closing.

       1.3 DELIVERY OF CERTIFICATES. The Company will cause its transfer agent to prepare a certificate or certificates representing the Shares, which certificate(s) shall be delivered to Standard at the Closing upon the Company's confirmed receipt of the Purchase Price.

                                     ARTICLE 2
                                      CLOSING

       Closing of the transactions contemplated in this Agreement (the "CLOSING") shall take place at the offices of Davis Wright Tremaine LLP at 10:00 a.m. on December 3, 1999, or at such other place, date, and time as may be agreed upon by the parties (the "CLOSING DATE").

                                     ARTICLE 3
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

       To induce Standard's execution of this Agreement and consummation of the transactions contemplated by this Agreement, the Company represents, warrants and covenants as follows:

       3.1 CORPORATE ORGANIZATION; AUTHORIZATION. The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Nevada and has full corporate power and authority to enter into this Agreement and to issue and sell the Shares. The Company has taken all action required by applicable law, its governing charter, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement, will not result in the breach of any term or provision of, constitute an event of default under, or require the consent or approval of any third-party pursuant to any material contract, agreement, or instrument to which the Company is a party or to which any of its properties or operations are subject other than the consent of RGC International Investors LDC, as contemplated in Section 7.3.1.

       3.2 CAPITAL STOCK. The Company has authorized capital stock consisting of 200,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock, of which 8,500 had been designated Series A Convertible Preferred Stock. As of October 25, 1999, the Company had 20,710,456 outstanding shares of Common Stock and 8,500 outstanding shares of its Series A Convertible Preferred Stock.

       3.3    REPORTING COMPLIANCE.  The Common Stock is registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Company has filed all materials required to be filed pursuant to
Section 13(a) or 15(d) of the Exchange Act for a period of at least 12 months immediately preceding the date of this Agreement.

       3.4 DISCLOSURE. The Company has delivered to Standard a copy of the Company's Annual Report on Form 10-K as filed in the SEC on November 1, 1999 and its final Prospectus filed with the SEC on September 2, 1999, relating to the offering for resale of shares of Common Stock issuable to RGC International Investors LDC upon conversion of its shares of Series A Convertible Preferred Stock and the exercise of investment options and warrants related thereto (the "Disclosure Documents"). The information concerning the Company set forth in the Disclosure Documents was, as of the date thereof, complete and accurate in all material respects and, to the best of the Company's knowledge, did not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Upon request, the Company shall provide to Standard any additional reports filed with the SEC after the date of this Agreement but prior to the Closing Date.

       3.5 CHARACTERISTICS OF THE SHARES. The Shares, when issued and delivered to Standard, will be duly and validly authorized and issued, fully paid, and nonassessable. There are no preemptive rights to acquire Common Stock of the Company, other than certain rights which have been, or prior to the Closing will be, waived by the holders thereof.

       3.6 CONSENTS . Except for the consent of the holder of the Company's Series A Convertible Preferred Stock, no consent or approval by any third person or public authority is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement by the Company.

                                     ARTICLE 4
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF STANDARD

       As an inducement to the Company to sell and issue the Shares to Standard, and with the intent that the Company rely on the accuracy thereof, Standard represents, warrants and covenants as follows:

       4.1 ORGANIZATION. Standard is duly organized and validly existing under the laws of the jurisdiction of its organization. Standard has the requisite power and is duly authorized under all applicable laws, regulations and ordinances, to acquire the Shares. The execution, delivery and performance of this Agreement will not violate any provision of Standard's governing charter or any other contractual or legal obligation of Standard.

       4.2 APPROVAL OF AGREEMENT. Standard has taken all action required by applicable law, its governing charter, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement is the legal, valid, and binding obligation of Standard, enforceable in accordance with its terms. Standard is not required to obtain the authorization, approval, consent, or order of, or make a registration or filing with, any court or other regulatory or governmental body in connection with the execution and delivery by Standard of this Agreement and the consummation by Standard of the transactions contemplated by this Agreement. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement, will not result in the breach of any term or provision of, constitute an event of default under, or require the consent or approval of any third-party pursuant to, any material contract, agreement, or instrument to which Standard is a party or to which any of its properties or operations are subject.

       4.3 RISK FACTORS. Standard has been informed and fully understands that there are significant risks associated with purchasing the Shares as set forth in the Disclosure Documents, which factors Standard has considered carefully before executing this Agreement.

       4.4 STANDARD'S FINANCIAL CONDITION. Standard certifies that it is an "accredited investor", as that term is defined in Regulation D under the Securities Act. Standard is capable of bearing the economic risk and the burden of an investment in the Shares, including, but not limited to, the possibility of the complete loss of the Purchase Price. Standard understands that there are substantial restrictions on the transferability of the Shares which may make the liquidation of the investment represented by the Shares impossible for the immediate future.

       4.5 DISCLOSURE. Standard has received copies of the Disclosure Document. All documents requested by Standard have been made available for inspection and copying and Standard has been supplied with all of the additional information concerning the Shares and the Company that Standard has requested.

       4.6 NO REGISTRATION. Standard acknowledges that the Shares are being issued without being registered under the Securities Laws. The Shares are being acquired by Standard for its own account, for investment (and not on behalf of, or with a view toward distribution to, any other person) under exemptions from the registration provisions of the Securities Laws. Standard acknowledges that it must therefore hold the Shares indefinitely unless they are subsequently registered under the Securities Laws or exemptions from such registration are available, and that the Company will place stop transfer instructions with respect to the Shares. Except as otherwise provided in this Agreement, the Company is under no obligation (a) to register the Shares or take any other action which would make an exemption from registration available, or (b) to cause or permit the Shares to be transferred in the absence of such registration or an opinion satisfactory to the Company's counsel that an exemption is available.

       4.7 EXCLUSIVE RELIANCE ON THIS AGREEMENT; NO ORAL REPRESENTATIONS. In making the decision to purchase the Shares, Standard has relied exclusively upon the information provided by this Agreement, the Disclosure Document, information in any books, records or documents of the Company provided by the Company to Standard in connection with this Agreement, and any investigations made by Standard. Standard confirms that it is not relying upon any oral representations or statements made by the Company or by any other person in purchasing the Shares.

       4.8 RULE 144. Standard acknowledges that the Shares are restricted securities, as defined in Rule 144 under the Securities Act, that the Shares may not be resold in reliance on Rule 144 for at least one year after issuance, and that once the Shares are eligible for resale under Rule 144, they will be subject to certain resale restrictions contained in Rule 144, including volume limitations and restrictions on the manner of resale, until they have been held for two years as provided in Rule 144. If Standard is an affiliate of the Company for purposes of Rule 144, Standard understands that certain restrictions on resale would continue to apply under Rule 144 for so long as Standard is an affiliate. Standard acknowledges that it will be an affiliate of the Company for so long as Mr. Slaight or another nominee of Standard, sits on the Company's Board of Directors, whether pursuant to SECTION 5.2 or otherwise.

       4.9 LEGEND . Standard acknowledges that the certificates representing the Shares will bear substantially the following legend until such legend can be removed under applicable securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENT OF THE ACT AND SUCH LAWS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT, AND/OR THE LAWS OF CERTAIN STATES, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE HOLDER HAS PROVIDED THE COMPANY WITH A LEGAL OPINION ACCEPTABLE TO THE COMPANY TO THAT EFFECT.

       4.10 FURTHER ACTIONS . Standard shall execute and deliver to the Company, at or prior to the Closing, such further letters of representation, acknowledgment, suitability or the like, as the Company and its counsel may reasonably request in connection with the Company's reliance on exemptions from registration under the Securities Laws.

       4.11 NO OTHER ASSURANCES . The Company and Standard acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

                                     ARTICLE 5
                                  OTHER AGREEMENTS

       5.1    PIGGYBACK REGISTRATION RIGHTS.

              5.1.1 NOTICE; REGISTRATION. Subject to SECTIONS 5.1.2 THROUGH 5.1.4, if the Company decides to register any of its Common Stock either for its own account or the account of any of its other security holders, then the Company will:

                     (a) promptly give written notice of the proposed registration to Standard, which includes a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable state securities laws (the "REGISTRATION NOTICE"); and

                     (b) include in such registration (and any related qualification or other compliance filing under applicable state securities laws), and in any underwriting involved in the registration, all or any portion of the Shares as are specified in a written request made by Standard to the Company within 30 days after receipt of the Registration Notice.

              5.1.2 EXCEPTIONS. SECTION 5.1.1 does not apply to (a) registrations relating solely to employee benefit plans, or (b) registrations on any form that does not permit secondary sales.

              5.1.3  TERMINATION.  The registration rights granted under
SECTION 5.1.1 will expire upon the shorter of (a) three years after the Closing Date, or (b) such time as Standard may dispose of all of its Shares it then owns in a single three month period under Rule 144 of the Securities Act.

              5.1.4 UNDERWRITTEN OFFERINGS. Notwithstanding SECTION 5.1.1, if the registration described in the Registration Notice involves an underwriting, then (a) the Company shall so advise Standard in the Registration Notice, and
(b) Standard's rights to registration pursuant to SECTION 5.1.1 shall be conditioned upon Standard's participation, and inclusion of the Shares, in the underwriting as follows:

                     (a) Standard and the Company (and any other security holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representatives of the underwriter or underwriters selected for such underwriting by the Company.

                     (b) Notwithstanding any other provisions of this Section, if the representatives of the underwriter or underwriters determine in good faith that marketing factors make it advisable to impose a limitation on the number of secondary shares to be underwritten, the number of such secondary shares, if any, that may be included in the registration and underwriting on behalf of such holders, and any other security holders proposing to distribute their securities of the Company through such underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of securities that they had requested to be included in such registration at the time of filing the registration statement.

                     (c) If Standard disapproves of the underwriting terms, it may elect to withdraw from the registration by written notice to the Company and the representatives of the underwriter or underwriters.

       5.2    BOARD REPRESENTATION.

              5.2.1 APPOINTMENT. Subject to closing of the Investment, the Company will appoint Gary Slaight, Standard's president, to fill a vacant position on the Company's board of directors for a term beginning as of the day after the Closing Date and continuing until the next annual shareholder meets and until his successor is duly elected and qualified. For the shorter of

(a) three years after the Closing Date, or (b) as long as Standard owns at least 25% of the Shares, the Company will nominate Mr. Slaight or another mutually-acceptable designee of Standard) for election to the Company's board of directors.

              5.2.2 OPTION GRANT. Upon Mr. Slaight initially accepting a position on the Company's board of directors, the Company will grant to Mr. Slaight non-qualified options to purchase 125,000 shares of Common Stock, pursuant to the Company's 1999 Stock Option Plan, for an exercise price equal to the closing sales price of the Common Stock on the OTC Bulletin Board on the date of grant. These options will vest over three years, in equal quarterly installments commencing three months after the Closing Date.

       5.3 CO-MARKETING AND SALES AGREEMENTS. Standard will, with respect to all radio stations owned or controlled by it, including those which may become owned or controlled by it now or during the three years following the Closing Date (the "Standard Stations"), execute and deliver to the Company the Co-Marketing And Sales Agreement in substantially the form attached as EXHIBIT A (the "CO-MARKETING AGREEMENT"). For a period of three years commencing on the Closing Date, the Company will obtain Standard's approval before entering into any network associate agreements with radio stations located in Canada which are "direct competitors" of Standard. For these purposes, a "direct competitor" shall mean another radio station in the same metropolitan market as a Standard Station which offers substantially the same programming genre as such Standard Station. In an effort to avoid future disputes over whether a particular radio station is a "direct competitor" of Standard, following the Closing the parties shall cooperate in good faith to prepare a mutually agreeable list of other radio stations in the existing markets of the Standard Stations which meet the definition of a "direct competitor" set forth above.

       5.4 CONSULTING AGREEMENT. Each of the following management personnel of Standard (collectively, the "CONSULTANTS") will enter into a Consulting Agreement in substantially the form attached as EXHIBIT B (the "CONSULTING AGREEMENT"):

                                    J.J. Johnson
                                    J.M. Heimrath
                                    Gary Russell
                                    Marty Forbes
                                    Pat Holiday
                                     Lee Sterry
                                   Eric Stafford
                                     Rob Braide


                                     ARTICLE 6
                           INDEMNIFICATION BY THE COMPANY

       6.1 INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless Standard and its Affiliates from and against any Claims to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with the investigation or defense of any Claims arising out of or are based upon any breach of the Company's representations and warranties set forth in
Article 3.

                                     ARTICLE 7
                        CONDITIONS PRECEDENT TO OBLIGATIONS

       7.1 COMPANY'S CLOSING CONDITIONS. The obligation of the Company to close the transactions contemplated under this Agreement is subject to the fulfillment, on or before Closing, of each of the following conditions, unless waived in writing:

              7.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Standard contained in SECTION 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

              7.1.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by Standard on or prior to the Closing shall have been performed or complied with in all material respects.

              7.1.3 PURCHASE PRICE. The Company has confirmed receipt of the Purchase Price.

              7.1.4  OTHER DOCUMENTS.  Standard has delivered to the Company
(a) a Co-Marketing Agreement which has been fully executed by Standard, and
(b) a Consulting Agreement which has been fully executed by each of the Consultants and Standard.

       7.2 STANDARD'S CLOSING CONDITIONS. The obligation of Standard to close the transactions contemplated under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived in writing:

              7.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in SECTION 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

              7.2.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

              7.2.3 OFFICER'S CERTIFICATE. The Company shall have delivered to the Purchasers a certificate signed by the Company's President or Secretary which certifies (a) the resolutions of the Company's board of directors which authorize the execution, delivery and performance of the Agreements and the issuance and sale of the Shares, and (b) the truth and accuracy of SECTIONS
7.2.1 AND 7.2.2.

              7.2.4  BOARD OF DIRECTORS.   Effective as of the Closing, the
Company's board of directors shall have appointed Gary Slaight to fill a vacant position on the Board until the next annual meeting of shareholders or until his successor is duly elected and qualified.

              7.2.5 STOCK CERTIFICATE. The Company has executed and delivered a stock certificate representing the Shares to Standard.

              7.2.6 OTHER DOCUMENTS. The Company has executed and delivered to Standard (a) a Co-Marketing Agreement, (b) the Consulting Agreement and stock option letter agreements with each of the Consultants as set forth in
Section 5.4, and (c) a stock option letter Agreement with Mr. Slaight pursuant to SECTION 5.2.2 of this Agreement.

       7.3 CONDITION TO BOTH PARTIES OBLIGATIONS. The obligations of each party to close the transactions contemplated under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, unless waived in writing:

              7.3.1 CONSENT. The holder of the Company's Series A preferred stock has consented in writing to the Investment and this Agreement, and has waived its rights to any dilution or price protection to which it may be entitled in connection with the consummation of the Investment. A copy of such consent shall be delivered to Standard at the Closing.

              7.3.2 PENDING CLAIMS. No claim, action, suit, investigation, or proceeding is pending against Standard or the Company for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that either this Agreement or the consummation of the transactions contemplated in this Agreement are illegal.

              7.3.3 OTHER ITEMS. Each party has received such further documents, certificates or instruments relating to the transactions contemplated by this Agreement as the other party may reasonably request.

                                     ARTICLE 8

                                    TERMINATION

       8.1 RIGHT TO TERMINATE. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated in this Agreement abandoned at any time prior to Closing:

              8.1.1  MUTUAL CONSENT.  By mutual written consent of the parties;

              8.1.2 NO APPROVALS. By either party due to the Company's inability (through no fault of the Company) to obtain any required consents;

              8.1.3 DELAY. By either party if the Closing has not occurred by November 30, 1999. However, the right to terminate this Agreement under this
SECTION 8.1.3 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

              8.1.4 COURT ORDER. By either party if a court or governmental agency of competent jurisdiction shall have issued an order, decree, or ruling permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable;

              8.1.5 BREACH BY THE COMPANY. By Standard if the Company breaches any of the Company's representations or warranties in any material respect or fails to comply in any material respect with any of the Company's covenants or agreements contained in this Agreement; or

              8.1.6 BREACH BY STANDARD. By the Company if Standard breaches any of Standard's representations or warranties in any material respect or fails to comply in any material respect or fail to comply in any material respect with any of Standard's covenants or agreements contained in this Agreement.

       8.2 EFFECT OF TERMINATION. The party choosing to terminate this Agreement under SECTION 8.1 must give prior written notice of termination to the other party. The parties will thereafter be released from all liabilities and obligations arising under this Agreement, unless termination arises from a breach of this Agreement or except as otherwise provided in this Agreement. Nothing in this Agreement will relieve any party from liability for any willful breach of this Agreement.

                                     ARTICLE 9

                                 GENERAL PROVISIONS

       9.1 AMENDMENT OR WAIVER. Every right and remedy provided in this Agreement shall be cumulative with every other right and remedy, whether conferred in this Agreement, at law, or in equity, and may be enforced concurrently with any right conferred by this Agreement, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by the parties, with respect to any of the terms contained in this Agreement, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

       9.2 ATTORNEYS' FEES. In the event any party institutes and prevails in any action or suit to enforce this Agreement or to secure relief from any default under or breach of this Agreement, the defaulting or breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including without limitation reasonable attorneys' fees incurred in connection with such dispute and in enforcing or collecting any judgment rendered pursuant to such dispute.

       9.3 GOVERNING LAW. This Agreement shall in all respects, including all matters of construction, validity, and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without reference to any rules governing conflicts of laws.

       9.4 NO BROKERS. Standard and the Company agree that no third person has in any way brought the parties together or been instrumental in the negotiation, execution, or consummation of this Agreement. Standard and the Company each agree to indemnify the other against any claim by any third person for any commission, brokerage, finders fee, or other payment with respect to this Agreement or the transactions contemplated hereby based upon any alleged agreement or understanding between such party and such third person, whether expressed or implied, arising from the actions of such party. The covenants set forth in this SECTION 9.4 shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement.

       9.5 NO PUBLIC ANNOUNCEMENT. Neither of the parties to this Agreement shall, without the approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement unless that party has first provided a copy of such press release or public announcement to the other party at least three days prior to release. However, nothing contained in this Agreement shall prohibit any party from making any public disclosure or announcement which is required by law or shall prohibit the Company from making a public announcement on or after the Closing Date with respect to the completion of the Investment.

       9.6 NOTICES. All notices, demands, requests, or other communications required or authorized under this Agreement shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:


 IF TO STANDARD:                           WITH A COPY TO:
                                           Mr. David Coriat
 Standard Radio Inc.                       Standard Radio Inc.
                                           2 St. Clair Avenue West
 2 St. Clair Avenue West                   Toronto, Ontario
 Toronto, Ontario                          Canada  M4V 1L6
 Canada  M4V 1L6                           Facsimile:    416-323-6828
 Facsimile:    416-323-6828
 Attention:    Mr. Gary Slaight

 IF TO THE COMPANY:                        WITH A COPY TO:
                                           Davis Wright Tremaine LLP
 Global Media Corp.                        1501 Fourth Avenue, Ste. 2600
                                           Seattle, Washington  98101-1688
 400 Robson Street                         Facsimile:    206-628-7699
 Vancouver, BC V6B 2B4                     Attention:    Eric DeJong, Esq. or
 CANADA                                           Eugenie D. Mansfield, Esq.
 Facsimile:    604-688-6994
 Attention:  ____________________


or such other addresses and facsimile numbers as shall be furnished in writing by any party in the manner for giving notices hereunder. Any such notice, demand, request, or other communication shall be deemed to have been given as of the date personally delivered or on the first business day after a legible copy sent by facsimile transmission is received, three days after the date mailed by registered or certified mail, or on the first business day after the date sent by overnight delivery.

       9.7 SURVIVAL; LIABILITY. The representations and warranties of the respective parties as set forth in this Agreement shall survive the Closing and consummation of the transactions contemplated by this Agreement for a period of two years from the date of this Agreement. The Company's cumulative liability to Standard for breaches of this Agreement shall not exceed the Purchase Price.

       9.8 THIRD-PARTY BENEFICIARIES. This Agreement is solely between the Company and Standard, and no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement, otherwise than as provided in
Section 6.

       9.9 INDEPENDENT COUNSEL. Standard acknowledges that the Company has recommended that it obtain independent legal advice regarding this Agreement, and that it has had an adequate opportunity to do so. Standard acknowledges that Davis Wright Tremaine LLP, legal counsel for the Company, has not represented Standard.

       9.10 ENTIRE AGREEMENT. This Agreement and the documents to be delivered pursuant to this Agreement, represent the entire agreement between the parties relating to their subject matter, and supercede in its entirety the Confidential Term Sheet for Strategic Partnership entered into between the parties as of October 8, 1999. There are no other courses of dealing, understanding, agreements, representations, or warranties, written or oral, except as set forth in this Agreement.

       9.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

       Executed as of the date first set forth above.

                                   INVESTOR:

                                   STANDARD RADIO, INC.

                                   By: /s/ David Coriat
                                      -------------------------------

                                   Name: David Coriat
                                        -----------------------------

                                   Title: Exec. VP
                                         ----------------------------

                                   COMPANY:

                                   GLOBAL MEDIA CORP.

                                   By: /s/ L. James Porter
                                      -------------------------------

                                   Name: L. James Porter
                                        -----------------------------

                                   Title: Chief Financial Officer
                                         ----------------------------

                                       EXHIBIT A

                          CO-MARKETING AND SALES AGREEMENT

                                     EXHIBIT B

                                CONSULTING AGREEMENT


                                                                     14